U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Net Savings Link, Inc.
(Exact name of issuer as specified in its charter)

Colorado
(State of other jurisdiction of incorporation or organization)

2374 Route 390

Mountainhome, PA 18342

(718) 569-8815
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

2759	82-1337551
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II - OFFERING CIRCULAR - FORM 1-A/A: TIER 1

(Amendment No. 2)

Dated: August 11, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

NET SAVINGS LINK, INC.

2374 Route 390

Mountainhome, PA 18342

(718) 569-8815
90,173,706 Shares of Common Stock at $0.00675 per Share

Minimum Investment:  $250 (37,037 Shares)

Maximum Offering: $608,672

See The Offering - Page 6 and Securities Being Offered - Page 49 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 7 THROUGH PAGE 14 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.00675	$0	$0.00675	None
Minimum Investment	$250.00	$0	$250.00	None
Maximum Offering	$608,672	$0	$608,672	None

(1)The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)Does not reflect payment of expenses of this Offering, which are estimated to not exceed $100,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3)There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

This Offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Net Savings Link, Inc., a Colorado Corporation (the "Company"). There are 90,173,706 Shares being offered at a price of $0.00675 per Share with a minimum purchase of $250.00 per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is 90,173,706 of Common Stock ($608,672). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.00675

Minimum Investment:	$250.00 per investor (37,037 Shares of Common Stock)

Maximum Offering:	$608,672. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	90,173,706 Shares of Common Stock

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 32 herein.

Voting Rights:	The Shares have full voting rights.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this
Offering.

The Offering

Common Stock Outstanding as of 6/7/2021 (1)	5,909,826,294 Shares
Common Stock in this Offering	90,173,706 Shares
Stock to be outstanding after the offering (2)	6,000,000,000 Shares

(1)The Company has also authorized the following classes of preferred stock: 225,000,000 shares of Class A Preferred Stock, of which 60,000,000 shares are issued and outstanding; and 775,000,000 shares of Class B Preferred Stock, of which 6,985,583 shares are issued and outstanding.  No preferred stock is being sold in this offering.

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering. We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Net Savings Link, Inc. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed  by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company has a limited operating history.

The Company has a limited operating history. There can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company is dependent upon its management, key personnel, and consultants to execute its business plan.

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officer. Loss of this individual could have a material adverse effect upon the Company's business, financial condition, or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the fintech sector, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on its ability to operate. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition, or results of operations.

Although dependent upon certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent upon management in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management, or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company is subject to income taxes as well as non-income based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

The Company is not subject to Sarbanes-Oxley regulations and lacks the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

The Company has engaged in certain transaction with related persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

Changes in employment laws or regulation could harm the Company’s performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company's bank accounts will not be fully insured.

The Company's regular bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's business plan is speculative.

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company will incur debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company's expenses could increase without a corresponding increase in revenues.

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations, or government policies which increase the costs of compliance with such laws, regulations, or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company may not be able to maintain or enhance its product image.

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products may be impacted by litigation, negative product review, the nature of the products, the industry in which the Company operates, and various other reasons. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to effectively protect our intellectual property, we may lose our ability to operate our business and compete in this industry.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

A breakdown of computer/information systems or the Company’s websiste could affect the Company’s ability to conduct business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustaining the Company’s current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms, if at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

 Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to substantially curtail our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company's growth

•demand for the Company's products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

To date, the Company has minimal operating history and may not be profitable for the foreseeable future. The Company cannot accurately predict when it might become profitable.

The Company has minimal operating history. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, the Company expects to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company may be unable to manage its growth or implement its strategy.

The Company may not be able to expand its product and service offerings, markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. Rapid, significant growth will place a strain on the Company's administrative, operational, and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

The Company's business model is evolving.

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market its products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the its business model as the Company's market continues to evolve.

The Company needs to increase brand awareness.

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote its brand name or if the Company incurs significant expenses promoting and maintaining its brand name, it would have a material adverse effect on the Company's results of operations.

The Company faces competition from companies of varying sizes, some of which have greater access to financial resources, research and development, and other resources.

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

The Company's employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by current and/or future employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not anticipate paying them in the future. You return on investment, if any, will be limited to the market value of the Shares you purchase.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the future. Since we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if the market value of the Shares appreciates beyond your purchase price. While the Company may choose to pay dividends at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

The Company may not be able to obtain additional financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application and use of Offering proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As such, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Offering.

An investment in the Company Shares could result in a loss of your entire investment.

An investment in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular, and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our subscription agreement identifies the State of Colorado for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Regulation A offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Colorado. Furthermore, the Subscription Agreement establishes the state and federal courts located in the city of Denver, Colorado as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 1.5% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of December 31, 2020 was $(978,223) based on 5,843,636,893 outstanding shares of our Common Stock outstanding on December 31, 2020. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of 100% of the shares offered for sale in this Offering at $0.00675 per share (before deducting estimated offering expenses of $25,000):

Percentage of shares offered that are sold	100%

Price to the public charged for each share in this Offering (Midpoint)	$0.00675

Historical net tangible book value per share as of December 31, 2020 (1)	$(0.00017)

Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.00011

Net tangible book value per share, after this Offering	$(0.00006)

Dilution per share to new investors	$0.00681

(1) Based on net tangible shareholders equity book value as of December 31, 2020 of $(978,223) and 5,843,636,893 outstanding shares of Common Stock.

(2) Before deducting estimated offering expenses of $25,000.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 90,173,706 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is a principal amount of $250, equal to 37,037 Shares of Common Stock at the offering price. All subscription checks should be sent to the following address:

Net Savings Link, Inc.

2374 Route 390

PO Box 609

Mountainhome, PA 18342

In such case, subscription checks should be made payable to Net Savings Link, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $608,672. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $583,672 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and acquisitions. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Offering Price: $0.00675	10%	25%	50%	75%	100%
Working Capital	20,289	50,723	101,445	152,168	202,891

Repayment of Notes Payable	20,289	50,723	101,445	152,168	202,891

Acquisitions	20,289	50,723	101,445	152,168	202,891

Total	20,289	152,168	304,336	456,504	608,672

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

Net Savings Link, Inc. (“Company,” “We,” “Our,” “Us”) was incorporated on February 21, 2007 under the laws of the State of Nevada as Calibert Explorations, Ltd.  On November 11, 2010, the Company Changed its name to net Savings Link, Inc. On February 28, 2017, the Company redomiciled to the State of Colorado where it is presently active and in good standing.

Our vision is the establishment of a fully integrated technology company that provides turnkey technological solutions to the cryptocurrency, blockchain and digital asset industries. Over time, the Company plans to provide a wide range of services such as software solutions, e-commerce, advisory services, financial services and information technology.

Results of Operations

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019.

Net Revenues – For the years ended December 31, 2020 and 2019, our  business had no revenues.

Gross Profits – For the years ended December 31, 2020 and 2019, our business had no gross profits.

Salary and Wage Expenses – For the years ended December 31, 2020 and 2019, our business had salary and wage expenses of  $120,000 and $120,000, respectively.  Salary and wage expenses stayed the same due to not hiring any additional employees.

Professional Fees – For the years ended December 31, 2020 and 2019, our business had no professional and consulting expenses.

Marketing Expenses – For the years ended December 31, 2020 and 2019, our business had no marketing expenses.

General and Administrative Expenses – For the years ended December 31, 2020 and 2019, our business had general and administrative expenses of $25,716 and $26,459 respectively.  The decrease of $$743 was primarily due to limited operations.

Liquidity and Capital Resources

Net cash used in operating activities for the years ended December 31, 2020 and 2019 was  $(201,383) and $(647,557), respectively, net of changes in operating assets and liabilities, primarily due to changes in accounts payable, accrued liabilities, and amounts due to related parties.

Net cash used in investing activities for the years ended December 31, 2020 and 2019 was $(2,459,886) and $(240,096), respectively.  The change was primarily due to financing obtained in conjunction with completed acquisitions.

Net cash provided in financing activities for the years ended December 31, 2020 and 2019 was $3,222,868 and $519,787, respectively.  The change was primarily due to proceeds from a debenture payable used in financing the acquisition of Milholland Electric, Inc.

For the year ended December 31, 2020 the Company recorded net loss of $(4,353,291) and provided $(201,383) of cash in operating activities.  For the year ended December 31, 2019, the Company recorded a net loss of $(1,069,127) and used $(714,511) of cash for operating activities.

As of December 31, 2020, the Company had $272,111 in cash to fund its operations.  The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure.  The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital.  Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources.  There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.  Any equity financing may be dilutive to existing shareholders.

Off Balance Sheet Arrangements

As of December 31, 2020, there were no off balance sheet arrangements.

Going Concern

The Company has experienced a net loss and had an accumulated deficit of $3,002,443 as of December 31, 2019. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

The Company's wholly owned subsidiary, Hemp Beer Inc., is presently in litigation at the United States Ptent and Trademark Office with Heineken Asia Pacific Pte. Ltd., owners of Tiger Beer.  Heineken is objecting to Hemp Beer Inc.'s use of the name, "TIGER HEMP BEER" and the "GET THE EYE OF THE TIGER" slogan (Wordmark) and logo.  The Company and its trademark attorney are of the opinion that Heineken's claims to said slogan and logo are without merit.  Previously, two examiners at the United States Patent and Trademark Office have approved said slogan and logo over the objections of Heineken.  The Company intends to vigorously defend itself against Heineken's claims.

On March 25, 2020, Jake Noch, a former employee of the Company, filed a lawsuit against the Company in the Circuit Court for Collier County in Naples, Florida.  Mr. Noch was seeking the sum of $1,298,044.72 for lost wages and expenses on behalf of the Company.  On September 16, 2020 the same court entered a final judgement in Mr. Noch's favor for the amount of $1,298,194.72.  A Notice of Full Satisfaction of Judgement ending the litigation as of September 30, 2020 was filed on November 23, 2020.

On November 20, 2020 the Company issued a promissory note in the amount of $486,540,000 for the right to purchase a 20% interest in Sosa Entertainment, LLC, and a right to purchase a 20% interest in Pro Music Rights Distribution, LLC.  The promissory note and Agreement were not considered final at that time and were subect to later modification by the parties.  During the course of negotiations, the parties eventually agreed to resolve all outstanding issues by a settlement in which NSAV issued 56,363,107 restricted shares of its stock to Jake Noch, CEO of Sosa Entertainment, LLC and Pro Music Rights Distribution, LLC, in return for the voidance of the promissory notes and expiration of the purchase options.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

Dato' Sri (Desmond) Lim, Interim CEO (34)

Mr. Lim is the Co-Founder of the World Glove City Project in Malaysia. He is also vice president of (UTIC) LianXin Holding Finance Shenzhen Group. Mr. Lim is a partner at the investment banking firm, Silverbear Capital Inc. He has extensive finance and fund management experience and is instrumental in turnkey and financial solutions for Silverbear's private clients. He has access to numerous global fund managers across the board, in the US, Europe, China, Hong Kong, Singapore and Malaysia. Under his portfolio projects, He is responsible for Corporate exercise, Pre-IPO, implementing investment strategy and managing portfolio trading activities to provide the best returns to investors and stakeholders. Mr. Lim is also a vice president of China Overseas Holding Group, a Board of Director of Virtual Currency Philippine Inc., a Malaysia Myfintech Foundation Board of Trustee and CEO of Golden Fortune Shenzhen Inc., a public listed company in Shenzhen, China.

James A. Tilton, President, Secretary, Treasurer, Director (59)

Mr. Tilton served as Company CEO from January 2016 until August 2021.  He resigned as CEO on August 10, 2021, but still continues to serve as the Company's President, Secretary, Treasurer, and member of the Board of Directors.  Mr. James A. Tilton has more than twenty years of experience working with publicly traded companies. He has been the CEO and President of eight publicly traded companies since 1995. Mr. Tilton has negotiated numerous acquisitions for the public companies that he has headed up. These acquisitions spanned the globe and include the US, UK Belgium, France, Vietnam, and China. He also has extensive business and marketing experience in the Far East and through Metallic Building Company, a subsidiary of NCI Building Systems (NYSE: NCS), for whom he marketed pre-engineered building materials in China. Mr. Tilton also assisted Star Brite, a division of Oceans Bio-Tech (NASDAQ: OBCI) in establishing a sales distribution system in China for its chemical products.

Man Kin Lau, Director (65)

Mr. Lau has over 30 years of experience in international finance and the China and global markets.  Mr. Lau specializes in investment banking, corporate restructuring, corporate finance and M&A.  In addition, he has a proven track recordi n the private equity and pre-IPO arena.  Mr. Lau is a partner at the investment banking firm Silverbear Capital, Inc.

Yuen Wong, Director

Mr. Wong is currently the CEO of LABS Group Limited, the world's first end to end Blockchain-powered real estate investment ecosystem and powered by te LABS ecosystem token through decentralized finance and governance.  Mr. Wong is also presently a managing partner at Bitmart Exchange, a Digital Asset Trading Platform.  Formerly a managing partner of Ayana Properties, Mr. Wong is presently a partner at the investment banking firm, Silverbear Capital Inc.

Compensation of Directors and Executive Officers

Dato' Sri (Desmond) Lim, Interim CEO

The Company does not currently have a compensation agreement in place with Mr. Lim.  The Company plans to enter into an employment agreement with Mr. Lim's successor, once appointed, that will include compensation for services performed as CEO.

James, A. Tilton, President, Secretary, Treasurer, Director

The Company accrued wages for James A. Tilton for services performed as an officer and director at a rate of $120,000 per year.  As of December 31, 2020, the Company owed Mr. Tilton a total of $747,564 for back due wages. Upon his taking over of the Company in January 2016, the Company began accruing $3,125 per month for office rental and supplies from Mr. Tilton. During February 2016, Mr. Tilton purchased 25,000,000 shares of Class A Preferred Stock for cash of $250. As of December 31, 2020 and December 31, 2019, Mr. Tilton was owed $55,088, respectively, for payment of expenses on behalf of the Company.

Directors

On February 21, 2021, we appointed Mr. Yuen Wong as an independent member of the board of directors (“Board”). Pursuant to our agreement with Mr. Wong, he receives $100,000 per month, payable in cash or shares of Class B Preferred stock, for his services on the Board.

On May 01, 2021, we appointed Mr. Lau Man Kin as an independent member of the board of directors (“Board”). Pursuant to our agreement with Mr. Lau, he receives $100,000 per month, payable in cash or shares of Class B Preferred stock, for his services on the Board.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of three directors of which two directos are "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Colorado law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of August 11, 2021.  None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 5,843,636,893 Shares of Common Stock outstanding, 30,000,000 shares of Class A Preferred Stock outstanding, and 6,985,583 Class B Preferred Stock outstanding as of August 11, 2021. The table below reflects Shares beneficially owned by our Officers and Directors as of August 11, 2020.

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering
Dato' Sri (Desmond) Lim, Interim CEO (1)	6,985,583 Class B Preferred Shares	6,985,583 Class B Preferred Shares
James A. Tilton, President, Secretary, Treasurer Director (2)	30,000,000 Class A Preferred Shares	30,000,000 Class A Preferred Shares
Yuen Wong, Independent Director	-0-	-0-
Man Kin Lau, Independent Director	-0-	-0-

(1)Dato' Sri (Desmond) Lim was appointed Interim CEO on August 10, 2021.

(2)James A. Tilton served as CEO from January 2016 until August 10, 2021.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In February 2016, James A. Tilton, then President and CEO, purchased 25,000,000 shares of Class A Preferred Stock for $250 cash.

On 21 July 2017, the company received 1 billion shares at par from Hemp Beer Inc, a private corporation registered in Colorado, in exchange for the use of the company’s IP for the Hemp Beer brand. This has been recognized as a wholly owned subsidiary in the fiscal statements.

On June 25, 2021, Dato' Sri (Desmond) Lim, received 6,985,583 Class B Preferred Shares at a cost basis of $60,483.86.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $250.00 for the purchase of thirty-one thousand two hundred fifty (37,037) Shares (the 'Minimum Subscription').

A subscription for $250.00  or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Colorado. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in Cheyenne, Colorado as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $3,125 during any fiscal year. The amount of unrelated business taxable income in excess of $3,125 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

PART F/S

Net Savings Link, Inc.

28

NET SAVINGS LINK, INC.

FINANCIAL STATEMENTS

December 31, 2020

(Unaudited)

NET SAVINGS LINK, INC.

Unaudited Balance Sheets

	December 31, 2020	December 31, 2019
ASSETS	$	$

Non-Current Assets:
Investment in subsidiary	410,000	410,000
Total Non-Current Assets	410,000	410,000

Current Assets:
Cash	191	-
Shares issued but unpaid	4,000	4,000
Total Current Assets	4,191	4,000

TOTAL ASSETS	414,191	414,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdraft	-	1
Accounts payable	91,799	86,496
Accrued interest	113,963	79,480
Accrued wages	747,564	627,564
Compensation to related party	(30,000)	(30,000)
Notes payable - Related party	55,088	43,709
Deposits on common stock	-	-
Forgivable Loan	2,000	-
Legal Provision	-	-
Non-convertible notes payable	402,000	402,000
Convertible Note: Power Up Lending Group Ltd	10,000	20,000
Convertible notes payable	-	-
Total Current Liabilities	1,392,414	1,229,250

STOCKHOLDERS’ EQUITY(DEFICIT)
Series A Preferred Stock, $0.00001 par value, 225,000,000 shares authorized, 30,000,000 and 30,000,000 shares issued and outstanding, respectively	300	300
Series B Convertible Preferred Stock, $0.00001 par value, 775,000,000 shares authorized, nil shares issued and outstanding, respectively	-	-
Common stock, $0.001 par value, 6,000,000,000 shares authorized, 5,843,613,889 and 2,999,837,408 shares issued and outstanding, respectively	5,843,615	5,643,615
Additional paid-in capital	(3,819,695)	(3,629,695)
Accumulated deficit	(3,002,443)	(2,829,470)
Total Stockholders’ Equity (deficit)	(978,223)	(815,250)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	414,191	414,000

The accompanying notes are an integral part of these unaudited financial statements.

NET SAVINGS LINK, INC.

Unaudited Statements of Operations

	Three Months Ended 31 Dec	Three Months Ended 31 Dec	Twelve Months Ended 31 Dec	Twelve Months Ended 31 Dec
	2020	2019	2020	2019
OPERATING EXPENSES
Officer Compensation	$35,110	30,000	$125,110	$120,000
General and administrative	(1,292,636)	3,006	25,716	26,459

Total Operating Expenses	(1,257,526)	33,006	150,826	146,459

OPERATING LOSS	(1,257,526)	(33,006)	(150,826)	(146,459)

OTHER INCOME (EXPENSE)
Consultancy Income	7,336	-	12,336	-
Gain (loss) on sale of IP	-	-	-	10,000
Interest income (expense)	(8,572)	(8,927)	(34,483)	(35,631)

Total Other Income (Expense)	(1,236)	(8,927)	(22,147)	(25,631)

NET GAIN/(LOSS)	$1,256,290	$(41,933)	$(172,973)	$(172,090)

BASIC NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

BASIC WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	5,843,613,889	5,643,613,889	5,843,613,889	5,643,613,889

The accompanying notes are an integral part of these unaudited financial statements.

NET SAVINGS LINK, INC.

Statements of Cash Flows

(Unaudited)

	Twelve Months Ended Dec	Twelve Months Ended Dec
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES

Net gain/(loss)	$(172,973)	$(172,090)
Items to reconcile net loss to net cash used in operating activities:
Cash received for Consultancy services	12,336	-
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	-	-
Increase (decrease) in bank overdraft	-	-
Increase (decrease) in accounts payable	-	-
Increase (decrease) in accrued liabilities	40,827	32,675
Increase in accrued wages	120,000	120,000
Net Cash Used in Operating Activities	190	(19,414)

CASH FLOWS FROM INVESTING ACTIVITIES
(Increase) Decrease in Investments	-	-
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from Ordinary share issues	-	20,000
Payments on notes payable – related party	-	-
Cash received for stock deposit	-	-
Cash paid for series A preferred stock	-	-
Net Cash Provided by Financing Activities	-	20,000

INCREASE (DECREASE) IN CASH	190	584

CASH AT BEGINNING OF PERIOD	1	(585)

CASH AT END OF PERIOD	$191	$(1)

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-
NON-CASH FINANCING ACTIVITIES:
Common stock issued for convertible debt	$-	$-
Settlement of derivative liability to additional paid-in capital	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

NET SAVINGS LINK, INC.

Unaudited Statements of Stockholders’ Equity (Deficit)

Period ended Dec 31, 2020 and December 31, 2019

	Common Stock		Preferred Stock Series A		Preferred Stock Series B		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, November 30, 2014	1,593,677,408	$1,593,678	1,500,000	$15	-	$-	$(1,279,643)	$(953,540)	$(639,490)

Preferred stock issued for settlement of accrued wages and debt	-	-	3,500,000	35	-	-	699,965	-	700,000

Preferred stock issued for cash	-	-	-	-	125,000,000	1,250	23,750	-	25,000

Common stock issued for debt and interest	1,406,160,000	1,406,160	-	-	-	-	(1,333,551)	-	72,612

Reclassification of derivative liability to additional paid-in capital	-	-	-	-	-	-	230,420	-	230,420

Net loss for the year ended November 30, 2015	-	-	-	-	-	-	-	(1,114,822)	(1,114,822)

Balance, November 30, 2015	2,999,837,408	2,999,838	5,000,000	50	125,000,000	1,250	(1,659,053)	(2,068,362)	(726,277)

Preferred stock issued for cash	-	-	25,000,000	250	-	-	-	-	250

Net loss for the year ended November 30, 2016					-	-	-	(270,222)	(270,222)

Balance, November 30, 2016	2,999,837,408	$2,999,838	30,000,000	$300	125,000,000	$1,250	$(1,659,053)	$(2,338,583)	$(996,248)

Common stock issued for debt and interest	1,241,465,038	$1,241,466					$(775,489)	$(237,501)	$228,476

Preferred stock converted to Common stock	144,360,093	$144,360			(125,000,000)	$(1,250)	$(143,110)

Stock dividends issued	314,951,350	$314,951					$(314,951)

Reclassification of derivative liability to additional paid-in capital							$18,908		$18,908

Net gain for the period ended December 31, 2017								$118,677	$118,677

Balance, December 31, 2017	4,700,613,889	$4,700,615	30,000,000	$300	-	-	$(2,873,695)	$(2,457,408)	$(630,188)

Common stock issued for cash	408,000,000	$408,000					$(321,500)		$86,500

Common stock issued for services	235,000,000	$235,000					$(164,500)		$70,500

Net loss for the year ended December 31, 2018								$(199,973)	$(199,973)

Balance, December 31, 2018	5,343,613,889	$5,343,615	30,000,000	$300	-	-	$(3,359,695)	$(2,657,381)	$(673,161)

Common stock issued for services	100,000,000	$100,000					$(80,000)		$20,000

Common stock issued for conversion	200,000,000	$ 200,000					$ (190,000)		$ 10,000

Net loss for the period ended December 31, 2019								$(172,090)	$(172,090)

Balance, December 31, 2019	5,643,613,889	$5,643,615	30,000,000	$300	-	-	$(3,629,695)	$(2,829,470)	$(815,250)

Common Stock issued for conversion	200,000,000	$200,000					$ (190,000)		$10,000

Net loss for the period ended December 31, 2020								$(172,973)	$(172,973)

Balance, Dec 31, 2020	5,643,613,889	$5,643,615	30,000,000	$300	-	-	$(3,629,695)	$(3,002,443)	$(978,223)

NET SAVINGS LINK, INC.

Notes to the 31 December, 2020 Financial Statements

1.Nature of Operations and Continuance of Business

The unaudited interim financial statements included herein have been prepared by Net Savings Link, Inc. (“NSL” or the “Company”) in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. We suggest that these interim financial statements be read in conjunction with the unaudited financial statements and notes for the year ended December 31, 2019. We believe that all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein and that the disclosures made are adequate to make the information not misleading.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year.

2.Going Concern

NSL’s financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, NSL has generated minimal revenue and accumulated significant losses since inception. As of December 31, 2020, company has accumulated a deficit of $3,002,443 and a working capital deficit of $978,223. All of these items raise substantial doubt about its ability to continue as a going concern.  Management’s plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the NSL’s ability to continue as a going concern are as follows:

In order to fund the start-up of operations during the year ended December 31, 2020, management plans to enter into several financing transactions and try to raise funds. The continuation of the Company as a going concern is dependent upon its ability to generating profitable operations that produce positive cash flows.  If the Company is not successful, it may be forced to raise additional debt or equity financing.

There can be no assurance that the Company will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan.  The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.Related Party Transactions

The Company accrued wages for its current President and CEO at a rate of $120,000 per year. As of December 31, 2020 and December 31, 2019, the Company owed a total of $747,564 and $627,564, respectively, to the current and predecessor President and CEO of the Company for back due wages.

Upon his taking over of the Company in January 2016, the Company began accruing $3,125 per month for office rental and supplies from its President and CEO.

During February 2016, the President and CEO of the Company purchased 25,000,000 shares of preferred stock series A for cash of $250.

As of December 31, 2020 and December 31, 2019, the President and CEO of the Company were owed $55,088, respectively, for payment of expenses on behalf of the Company.

On 21 July 2017, the company received 1 billion shares at par from Hemp Beer Inc, a private corporation registered in Colorado, in exchange for the use of the company’s IP for the Hemp Beer brand. This has been recognized as a wholly owned subsidiary in the fiscal statements.

4.Derivative Liabilities

NSL analyzed the conversion options embedded in the Convertible Promissory Notes for derivative accounting consideration under ASC 815, Derivatives and Hedging, and determined that the instruments embedded in the above referenced convertible promissory notes should be classified as liabilities and recorded at fair value due to their being no explicit limit to the number of shares to be delivered upon settlement of the conversion options. Additionally, the above referenced convertible promissory notes contain dilutive issuance clauses.  Under these clauses, based on future issuances of NSL’s common stock or other convertible instruments, the conversion price of the above referenced convertible promissory notes can be adjusted downward. Because the number of shares to be issued upon settlement of the above referenced convertible promissory notes cannot be determined under this instrument, NSL cannot determine whether it will have sufficient authorized shares at a given date to settle any other future share instruments.

During the twelve months ended December 31, 2018, the final derivative instruments were derecognized from the company. In the thirteen months ended December 31, 2017 a net gain of $230,579 was recorded on mark-to-market of the conversion options and warrants

The following table summarizes the derivative liabilities included in the balance sheet at December 31, 2020 and December 31, 2019:

Derivative liabilities November 30, 2015	$274,336
Loss on change in fair value	36,807
Balance at November 30, 2016	311,143
Reclassification of derivative liability to paid-in capital	(18,908)
Gain on change in fair value	(2,414)
Derecognition of derivative on conversion of loan notes	(228,165)
Balance at December 31, 2017	$61,656
Derecognition of derivative instruments (warrants)	(61,656)
Balance at December 31, 2018 and 31 December 2020	-

The Company valued its derivatives liabilities using the Black-Scholes option-pricing model.  Assumptions used during the thirteen months ended December 31, 2017 include: (1) risk-free interest rates between 0.86% to 1.28%, (2) lives of between 0.1 and 1.75 years, (3) expected volatility of between 436% to 562%, (4) zero expected dividends, (5) conversion prices as set forth in the related instruments, and (6) the common stock price of the underlying share on the valuation dates.

5.Financial Instruments

ASC 820, Fair Value Measurements (ASC 820) and ASC 825, Financial Instruments (ASC 825), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

NSL’s financial instruments consist principally of cash, accounts payable, and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2018:

	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-
Liabilities
Derivative financial instruments	$-	$-	$-	$-

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on December 31, 2017:

	Level 1	Level 2	Level 3	Total
Assets
None	$-	$-	$-	$-
Liabilities
Derivative financial instruments	$-	$-	$61,656	$61,656

6.Legal Provisios

On March 25, 2020, Jake Noch, a former employee of the Company, filed a lawsuit against the Company in the Circuit Court for Collier County in Naples, Florida. Mr. Noch was seeking the sum of $1,298,045 for lost wages and expenses accrued on behalf of the Company. The same court entered into a final judgement in Mr Noch’s favor for the amount of $1,298,195. On 24 November 2020 the satisfaction of the judgment was filed, with an effective date of 30 September 2020.

7.Stockholders’ Equity

During March 2017, a holder of a convertible note payable elected to convert $8,980 in principal into 149,666,667 shares of common stock, or $0.00006 per share.

During May 2017, the Company collected cash of $56,500 for the sale of 113,000,000 shares of restricted common stock at $0.0005 per share. However, the shares have not been issued and the cash is being held as a liability stock deposit.

During October 2017, a holder of 125,000,000 shares in series B convertible preferred stock elected to convert these to 125,000,000 shares of common stock.

During October 2017, stock dividends of 314,951,350 shares in common stock were issued to existing shareholders.

During October 2017 and December 2017, a holder of convertible notes payable elected to convert $219,496 of principal and $119,794 of accrued interest into 1,078,640,476 shares of common stock, an average of $0.0003 per share

During December 2017, a holder of a convertible note payable elected to convert $2,500 of principal into 13,157,895 shares of common stock, or $0.00019 per share.

During March 2018, 250,000,000 ordinary shares were issued at $0.0001 for $25,000.

During April 2018, 113,000,000 ordinary shares were issued at $0.0005 for cash that had previously been received (in 2017)

During October 2018, 100,000,000 ordinary shares were issued at $0.0003 in settlement of debts for services received. 40,000,000 ordinary shares were issued at $0.0001 in exchange for cash. This had not been received by the year end, and is recorded as an asset on the balance sheet.

During December 2018, 135,000,000 ordinary shares were issued at $0.0003 in settlement of debts for services received. 5,000,000 ordinary shares were issued at $0.0002 in exchange for cash for $3,125.

During May 2019, 100,000,000 ordinary shares were issued at $0.0002 in settlement of debts and for services received.

During December 2019, a holder of 200,000,000 common stock shares elected to convert these shares at a conversion price of $0.00005.

During December 2020, a holder of 200,000,000 common stock shares elected to convert these shares at a conversion price of $0.00005.

PART III: EXHIBITS

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
TG Private Equity Inc. – Consulting Agreement dated 02/02/2021	Item 17.6	1A-6C.1
Yuen Wong – Consulting Agreement dated 02/21/2021	Item 17.6	1A-6C.2
Lau Man Kin – Consulting Agreement dated 05/01/2021	Item 17.6	1A-6C.3
SBC Investor Relations, Inc. – Consulting Agreement dated 03/10/2021	Item 17.6	1A-6C.4
Eminaich LLC – Equity Interest Acquisition Agreement dated 04/06/2021	Item 17.6	1A-6C.5
Legal Opinion of JDT Legal, PLLC	Item 17.12	1A-12

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 11, 2021.

Net Savings Link, Inc.
By:	/s/ Dato' Sri Lim
Dato' Sri Lim
Principal Executive Officer and Director

Dated: August 11, 2021

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ James A. Tilton
James A. Tilton
Principal Financial Officer
Dated: August 11, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ James A. Tilton
James A. Tilton
President, Secretary and Treasurer
Dated: August 11, 2021